UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 15, 2021

AMERGENT HOSPITALITY GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	000-56160	84-4842958
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification)

7529 Red Oak Lane

Charlotte, NC 28226

(Address of principal executive office) (zip code)

(Former address of principal executive offices) (zip code)

(704) 366-5122

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Securities registered pursuant to Section 12(g) of the Act:

Title of each class

Common stock, $0.0001 par value

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

ITEM 1.01 Entry into a Material Definitive Agreement.

On July 9, 2021 Amergent Hospitality Group Inc., a Delaware corporation (“Amergent”), entered into an at-will amended and restated employment agreement with Frederick L. Glick, which agreement induced Mr. Glick to continue to serve Amergent in the office of President and governs the terms of his continued employment, commencing July 1, 2021 and terminating June 30, 2024. Mr. Glick receives a base salary of $250,000, which salary increases 2.5% on each of July 1, 2022 and July 1, 2023. Mr. Glick will also receive a $25,000 signing bonus. Mr. Glick has the opportunity to earn bonuses based on set metrics forth in the agreement as well as an annual discretionary bonus. The agreement contains restrictions on the use of confidential information as well as protective covenants governing non-solicitation of customers and employees protecting Amergent’s trade secrets. Mr. Glick is entitled to customary severance benefits afforded executive officers in the event of termination by Amergent without cause or by Mr. Glick without good reason (including by reason of “Change in Control”, as defined in the agreement). The agreement further includes a garden leave period, which may be invoked at Amergent’s discretion.

Mr. Glick will receive equity compensation subject to the company’s 2021 Inducement Plan adopted by the board of directors. The plan reserves 450,000 shares of common stock for grant to Mr. Glick under his agreement. Once the plan is registered on Form S-8, Mr. Glick will receive a grant of 50,000 shares of unrestricted common stock. He will also receive non-qualified options to purchase up to 400,000 shares of common stock, subject to vesting schedules and pricing set forth in his agreement and in compliance with applicable law.

The compensation committee of Amergent’s board comprised of independent directors recommended adoption of the agreement and plan to the board of directors.

The foregoing descriptions of the employment agreement and plan does not purport to be complete and is qualified in its entirety by reference to the full texts of such documents, which are filed as exhibits to this Current Report on Form 8-K.

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The disclosures set forth in Item 1.01 are incorporated herein by this reference.

ITEM 9.01 Financial Statements and Exhibits.

d) Exhibits

Exhibit No.	Title

10.1	Amended and Restated Employment Agreement by and between Frederick L. Glick and Amergent Hospitality Group Inc. effective July 1, 2021
99.1	2021 Amergent Hospitality Group Inc. Inducement Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 15, 2021

Amergent Hospitality Group Inc.

By:	/s/ Michael D. Pruitt
Michael D. Pruitt
Chief Executive Officer